UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2013

AMKOR TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 SOUTH PRICE ROAD

CHANDLER, AZ 85286

(Address of Principal Executive Offices, including Zip Code)

(480) 821-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	As previously announced, effective May 8, 2013, Ken Joyce retired from the Company. Pursuant to a retirement agreement, Mr. Joyce will serve as a consultant to the Company for a one year term. This arrangement will provide for a lump sum payment of $1,450,000, base salary continuation for the term, and payment of health insurance premiums for the term. The foregoing description of the retirement agreement is qualified in its entirety by reference to the full text of the retirement agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Stockholders held on May 8, 2013, the following proposals were adopted by the votes indicated.

1.	Election of a Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

	Voted For	Withheld	Non-Votes
James J. Kim	116,466,475	4,061,647	14,284,622
Roger A. Carolin	118,884,420	1,643,702	14,284,622
Winston J. Churchill	112,307,752	8,220,370	14,284,622
Kenneth T. Joyce	118,543,355	1,984,767	14,284,622
John T. Kim	116,471,522	4,056,600	14,284,622
Robert R. Morse	119,088,106	1,440,016	14,284,622
John F. Osborne	119,038,750	1,489,372	14,284,622
James W. Zug	118,722,692	1,805,430	14,284,622

2.	Advisory Vote on the Compensation of our Named Executive Officers.

Voted For	Against	Abstain	Non-Votes
118,551,955	1,844,579	131,588	14,284,622

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Voted For	Against	Abstain	Non-Votes
133,656,042	891,653	265,048	0

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Retirement Agreement and Release, dated May 8, 2013, between Amkor Technology, Inc. and Kenneth T. Joyce

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2013	Amkor Technology, Inc.

/s/ Gil C. Tily
Gil C. Tily
Executive Vice President, Chief Administrative Officer and General Counsel